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                                                                     EXHIBIT 8.2

                              Form of Tax Opinion






                          [_______________ ____], 2000





Siara Systems, Inc.
1195 Borregas Avenue
Sunnyvale, CA 94089

    Attention:  Board of Directors

        Re: CLOSING TAX OPINION RENDERED IN CONNECTION WITH THE MERGER OF SIARA SYSTEMS, INC. WITH AND INTO REDBACK NETWORKS INC.

Ladies and Gentlemen:

        We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger of Siara Systems, Inc., a Delaware corporation ("TARGET"), with and into Redback Networks Inc., a Delaware corporation ("ACQUIROR").

        The Merger is structured as a statutory merger of Target with and into Acquiror, with Acquiror surviving the merger, all pursuant to the applicable corporate law of the State of Delaware, and in accordance with the Agreement and Plan of Merger, together with exhibits and schedules thereto, by and among Acquiror and Target dated as of November 28, 1999, (collectively, the "MERGER AGREEMENT"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

        1. The Merger Agreement;

        2. A tax representation letter from Acquiror dated [______________ ____], 2000, signed by an authorized officer of Acquiror, delivered to us from Acquiror, and incorporated herein in its entirety by reference;



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        3. A tax representation letter from Target dated [______________ ____],
2000, signed by an authorized officer of Target, delivered to us from Target, and incorporated herein in its entirety by reference; and

        4. The Securities and Exchange Commission Registration Statement on Form S-4.

        In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

        a. Original documents (including signatures thereon) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Closing and Effective Time of the Merger) duly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof;

        b. Any representation or statement made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified, are true and will remain true through the Closing and Effective Time, and thereafter where relevant;

        c. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

        d. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

        e. All covenants contained in the Merger Agreement are or will be performed without waiver or breach of any material provision thereof;

        f. The Merger will be consummated pursuant to the Merger Agreement and will be effective under the laws of the State of Delaware;

        g. At all relevant times prior to and including the Closing and Effective Time, (i) no outstanding indebtedness of Acquiror or Target has represented or will represent equity for tax purposes; (ii) no outstanding equity of Acquiror or Target has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Target capital stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and


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Closing Tax Opinion
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        h. Acquiror or Target will report the Merger on their respective U.S.
federal income tax returns in a manner consistent with the opinion set forth below, and will comply with all reporting obligations set forth in the Code and the Treasury Regulations promulgated thereunder.

        In addition to the above, our opinion is conditioned on the delivery of an opinion of counsel to Acquiror from Gunderson, Dettmer, Stough, Villenueve, Franklin & Hachigian, LLP, substantially identical in substance to this opinion, and that such opinion has not been withdrawn prior to the Effective Date.

        Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof), the Merger will be a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and Acquiror and Target each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

        Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinions set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

        Our opinion concerning certain of the U.S. federal income tax consequences of the Merger are limited to the specific U.S. federal income tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of Acquiror or Target; (ii) any transaction in which Target Capital Stock is acquired or Acquiror Common Stock is disposed other than pursuant to the Merger;
(iii) the potential application of the "disqualifying disposition" rules of
Section 421 of the Code to dispositions of Target Capital Stock; (iv) the effects of the Merger and Acquiror's assumption of outstanding options to acquire Target Capital Stock on the holders of such options under any Target employee stock option plan or stock purchase plan, respectively; (v) the effects of the Merger on any Target Capital Stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; (vii) the application of the collapsible corporation provisions of Section 341 of the Code to Acquiror or Target, or the stockholders of either company, as a result of the Merger; (viii) the application of the alternative minimum tax provisions contained in the Code; and (ix) any special tax consequences applicable to insurance companies, securities dealers, financial institutions, tax-exempt organizations or foreign persons.

        No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. Moreover, there are no court decisions or other authorities that bear directly on some criteria that must be met in order for the Merger to qualify as a reorganization within the meaning of
Section 368(a) of the Code. In reviewing this opinion, you



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should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the Service with regard to any of the requirements for the Merger to be a Reorganization, or that if the Service were to take such a contrary position, a court considering the issues would not hold for the Service.

        This opinion is being delivered solely for the purpose of satisfying the condition set forth in Section 5.1(d) of the Merger Agreement, is intended solely for your benefit. This opinion may not otherwise be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

                                     Very truly yours,



                                     _________________________________________
                                     FENWICK & WEST LLP
                                     A LIMITED LIABILITY PARTNERSHIP INCLUDING
                                     PROFESSIONAL CORPORATIONS



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